UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  June 4, 2009
                                  ------------
                                 Date of Report
                        (Date of earliest event reported)

                                  FUTUREIT INC.
             (Exact name of registrant as specified in its charter)



           Delaware                000-53319                 98-0517683
 ---------------------------       ---------             -------------------
(State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)         File Number)            Identification No.)


             4 Hamelacha Street, North Industrial Area, Lod, Israel
             ------------------------------------------------------
              (Address of principal executive offices and zip code)


                               + (972)(8)920-8070
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.



         On June 4, 2009, the registrant and Future I.T. Ltd., a wholly owned subsidiary of the registrant, or the Subsidiary, entered into a loan agreement with DataSafe Group Ltd., or Data Safe, a controlling shareholder of the registrant. DataSafe agreed to provide the Subsidiary with an interim $400,000 credit line bearing annual interest of 10%. The term of the credit line expires on June 3, 2010, unless otherwise agreed upon in writing between the parties. In addition, for each $1.00 that is advanced to the Subsidiary, the Registrant issued DataSafe a warrant to purchase a share of the Registrant's common stock at an exercise price per share of $0.50 per share. In addition, DataSafe will be entitled to participate in a future financing by means of converting its loan into shares.






ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.


         (c)      Exhibits

                  Exhibit 10.1 Loan Agreement by and between Future IT, Inc., Future I.T. Ltd. and DataSafe Group Ltd. dated June 4, 2009.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: June 18, 2009

                                            FutureIT, Inc.

                                            (Registrant)


                                             By: /s/ Shmuel Bachar
                                                 -----------------
                                             Name: Shmuel Bachar
                                             Chairman of the Board and
                                             Chief Executive Officer